UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2008

Sepracor Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 25, 2008 (“Effective Date”), Sepracor Inc. (“Sepracor”) entered into a Distribution and Development Agreement (the “Agreement”) with Nycomed GmbH (formerly known as ALTANA Pharma AG) (“Nycomed”) for the exclusive distribution, development and commercialization in the United States, its territories and possessions of Nycomed’s compound, ciclesonide, and products incorporating such compound, including Alvesco® Inhalation Aerosol, hydrofluroalkane metered-dose inhaler, for use in the treatment of asthma, and Omnaris® AQ Nasal Spray, for use in the treatment of allergic rhinitis.

Under the Agreement, Nycomed will receive an upfront payment of $150 million and may become entitled to receive subsequent payments of up to $280 million over the life of the Agreement upon accomplishment of various development and sales milestones. Nycomed will also receive compensation for supplying finished product pursuant to the Agreement, including a supply price for the products which will be based on Nycomed’s manufacturing costs and quarterly royalty payments based on Sepracor’s net sales of the products.

Sepracor will be responsible for the clinical development of OMNARIS HFA, a hydrofluoroalkane metered-dose inhaler Phase II candidate; ALVESCO inhalation solution, a preclinical candidate; and ALVESCO in combination with a long-acting beta-agonist, an early clinical candidate.  Sepracor will also be responsible for the development, commercialization and distribution of additional products containing ciclesonide.

Nycomed will be responsible for exclusively manufacturing and supplying Sepracor with its requirements of products containing the compound. In the event that Sepracor develops and commercializes any additional products containing the compound, Nycomed, upon its request, will be the exclusive supplier of such additional products to Sepracor.

The Agreement will remain in effect until 15 years from the last launch date of any product covered by the Agreement. The Agreement also contains customary early termination and non-compete provisions, including, but not limited to termination provisions relating to the failure of Sepracor to meet certain marketing and sales minimums.

This Item 1.01 contains forward-looking statements that involve risks and uncertainties, including statements with respect to the development, commercialization and distribution of products containing ciclesonide, the supply of finished product by Nycomed and future payments by Sepracor to Nycomed. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the clinical benefits, efficacy and safety of products containing ciclesonide; the timing and success of the development of products containing ciclesonide; unexpected delays in commercial introduction and the commercial success of products containing ciclesonide; Nycomed’s ability to supply or obtain from third parties Sepracor’s requirements for products or components covered by the Agreement; the success of Sepracor’s alliance with Nycomed; the scope of Nycomed’s and/or Sepracor’s patents and the patents of others; the ability of Sepracor and Nycomed to attract and retain qualified personnel; and certain other factors that may affect future operating results that are detailed in Sepracor’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 filed with the Securities and Exchange Commission.

In addition, the statements in this Item 1.01 represent Sepracor’s expectations and beliefs as of the date of this Report. Sepracor anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Sepracor may elect to update these forward-looking statements at some point in the future, unless required by applicable law, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Sepracor’s expectations or beliefs as of any date subsequent to the date of this Report on Form 8-K.

Item 2.02  Results of Operation and Financial Condition

                The information set forth in Item 4.02 of this Form 8-K is incorporated herein by reference.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

                (a)

                On January 28, 2008, the management of Sepracor Inc. (“Sepracor” or the “Company”) and its Audit Committee concluded that the Company’s previously issued financial statements and all earnings releases and Forms 8-K filed pursuant to Item 2.02 relating to periods commencing on or after January 1, 2002, should no longer be relied upon.

                On January 17, 2008, Sepracor notified the Centers for Medicare and Medicaid Services (“CMS”) that the Company has identified potential errors in its Medicaid Best Price (“Best Price”), including the exclusion of transactions involving the Pennsylvania General Assistance (“PAGA”) Program from its calculation of Best Price, for products reimbursed under the Medicaid Drug Rebate Program (42 U.S.C. §1396r-8).  Despite the Company’s review of available materials, it remains unclear whether PAGA, a State Pharmacy Assistance Program, is excludable for the purposes of calculating Best Price for the affected periods.  If these PAGA transactions had been included in the calculation, they potentially would have set Best Price for some previously reported calendar quarters.

                The Company also notified CMS regarding a review of instances in which it appears that it provided a price reserved for qualified Public Health Service (“PHS”) covered entities to customers that were not qualified to receive this PHS price.  PHS prices provided to qualified entities are exempt from the Best Price calculation.  If the prices provided to the entities that did not qualify as PHS entities had been included in the calculation, they potentially would have set Best Price for at least some previously reported calendar quarters.  Sepracor is reviewing the circumstances under which these customers received the PHS price.

                As a result of these matters, Sepracor’s management, with the oversight of the Company’s Audit Committee, is reviewing its government pricing.  Based on the outcome of the review, the Company may be required to revise the prices reported under its federal Medicaid rebate agreement, other federal programs and certain state agreements, and to pay the corresponding additional rebate amounts or other amounts due under those programs for the period 2002 through 2007.  If the Company is required to make such payments, it currently estimates that the aggregate amount of any additional rebate payments and other amounts due for this six year period will be between $80 million and $100 million.  The review is ongoing and the Company cannot be certain that the amount of any additional rebate payments or other payment will not exceed the Company’s current estimate or that it will not be subject to additional penalties.

                Based on the results of its initial review, the Company has concluded that it will likely need to restate its financial statements for the quarters ended March 31, June 30 and September 30, 2007 and

2006 and the fiscal years ended December 31, 2006, 2005, 2004, 2003 and 2002.  As a result of its ongoing review, the Company has postponed its conference call and webcast for fourth quarter and full-year 2007 operating results and currently expects to hold such call and webcast, and file its Annual Report on Form 10-K, on or before February 29, 2008.

                In light of the disclosure discussed in this Report, management, with oversight of the Audit Committee, is reassessing the effectiveness of its internal controls and procedures over financial reporting and our conclusions relating thereto will be disclosed in a future filing.

                Sepracor’s management and Audit Committee have discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, Sepracor’s independent registered accounting firm.

                Sepracor issued a press release on January 28, 2008, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

                This Item 4.02 contains forward-looking statements that involve risks and uncertainties, including statements with respect to the nature and scope of the Company’s review of its Best Price calculations, the Company’s estimate of additional rebate payments that it may be required to make, additional penalties or other payments that may be required, the materiality of additional rebate payments or other amounts to current and prior period financial statements and the expected timing of its conference call and webcast for the fourth quarter and full-year 2007 operating results.   Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the timing and results of the Company’s review of Best Price calculations for the relevant periods; and certain other factors that may affect future operating results that are detailed in Sepracor’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 filed with the Securities and Exchange Commission.

                In addition, the statements in this Item 4.02 represent Sepracor’s expectations and beliefs as of the date of this Report. Sepracor anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Sepracor may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Sepracor’s expectations or beliefs as of any date subsequent to the date of this Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

                At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Sepracor held on January 23, 2008, the Committee approved executive officer annual base salaries for 2008.  At the meeting, the Committee increased the annual base salary of Adrian Adams, Sepracor’s President and Chief Executive Officer, from $800,000 to $1,050,000.

Item 9.01  Financial Statements and Exhibits

                (c)           Exhibits

                                99.1     Press Release dated January 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: January 28, 2008	By:	/s/ Andrew I. Koven
Andrew I. Koven Executive Vice President and General Counsel